Exhibit 5.1
December 19, 2007
Mitsui Sumitomo Insurance Company, Limited
27-2, Shinkawa 2-chome,
Chuo-ku, Tokyo 104-8252
Japan

Registration Statement on Form F-4 of Mitsui Sumitomo Insurance Company, Limited

Dear Sirs:

We have been acting as special legal counsel to Mitsui Sumitomo Insurance Company, Limited (the “Company”), a Japanese joint stock corporation, in connection with the transfer of shares (the “Share Transfer”) of the Company for shares of Mitsui Sumitomo Insurance Group Holdings, Inc. (the “Holding Company”), a holding company to be created pursuant to the terms and conditions of the share transfer plan of the Company (the “Share Transfer Plan”).

As such legal advisors, we have been asked to render our opinion as to certain legal matters in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission on December 19, 2007 for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”), certain shares (the “Shares”) of common stock of the Holding Company, to be issued in connection with the Share Transfer to United States shareholders of record of the Company as of the day immediately preceding the effective date of the Share Transfer. For such purpose, we have examined, inter alia, the following documents:

(i) an official certificate of all matters recorded in the commercial register of the Company dated December 17, 2007;

(ii) certified copies of the Articles of Incorporation, the Regulations of the Board of Directors and the Share Handling Regulations of the Company effective as of December 19, 2007;

(iii) a certified copy of the minutes of the meeting of the Board of Directors of the Company held on November 20, 2007;

(iv) a copy of the Registration Statement and all exhibits thereto;

(v) the form of convocation notice of the extraordinary general meeting of shareholders of the Company scheduled to be held on January 31, 2008 (including the terms and conditions of the Share Transfer) and attachments thereto; and

(vi) an officer’s certificate dated December 19, 2007 executed by the Representative Director of the Company.

We have also examined such certificates and other records and documents of the Company and such other matters, documents and records, and considered such questions of laws of Japan, as we have deemed necessary or appropriate for the purpose of rendering the opinion hereinafter set forth.

For the purposes of rendering this opinion, we have assumed without independently verifying that:

(i) the terms and conditions of the Share Transfer are approved by the extraordinary general meeting of shareholders of the Company scheduled to be held on January 31, 2008;

(ii) all necessary governmental authorization, permits, consents and approvals are obtained or completed;

(iii) the registration statement under the Financial Instruments and Exchange Law of Japan is filed and becomes effective prior to the effective date of the Share Transfer;

(iv) the registration of the incorporation of the Holding Company in the commercial register scheduled to be made on April 1, 2008 is completed;

(v) the Company complies with all document retention, shareholder notice and other procedural requirements imposed by the Companies Act of Japan in connection with the Share Transfer;

(vi) all signatures or seal impressions on any documents we reviewed are true and genuine;

(vii) all documents submitted to us as originals are authentic and complete;

(viii) all documents submitted to us as copies are complete and conform to the originals thereof that are authentic and complete;

(ix) all documents submitted to us as forms are executed substantially in such forms;

(x) the factual matters stated in the documents we reviewed are true and correct; and

(xi) all relevant matters would be found to be legal, valid and binding under the applicable laws of, or not otherwise contrary to public policy or any mandatory provisions of applicable laws of, any jurisdiction other than Japan, as presently or hereafter in force or given effect.

Having examined the above documents in light of the relevant laws of Japan to the extent that they are applicable, based on the assumptions stated above and subject to the qualifications and limitations stated below:

(a) we are of the opinion that when the Shares have been duly issued pursuant to and in accordance with the terms and conditions set forth in the Share Transfer Plan, the Shares will be legally issued, fully paid and non-assessable; and

(b) we hereby confirm that, the statements set forth in the Registration Statement under the caption “Taxation-Japanese Taxation”, insofar as they purport to summarize Japanese taxation law in respect of the matters set forth therein, are our opinion.

The above opinion is subject to the qualifications and limitations set forth below:

(i) This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters or documents not specifically referred to herein;

(ii) We are members of the bar of Japan and our opinion is limited solely to the laws of Japan effective as of the date hereof and is given on the basis that it will be governed and construed in accordance with the laws of Japan;

(iii) We have made no investigation on any laws of any jurisdiction other than Japan and neither express nor imply any opinion as to the effect of any law of any jurisdiction other than Japan;

(iv) In this opinion and the Registration Statement, Japanese legal concepts are expressed in English terms and not in their original Japanese terms. The concepts concerned may not be identical to the concept described by the equivalent English terms as they exist under the laws of other jurisdictions. We do not render any opinion as to how judges qualified in a jurisdiction other than Japan would interpret Japanese legal concepts or expressions.

This opinion has been rendered to you solely for your benefit in connection with the Registration Statement on the condition that the opinion expressed herein may not be relied upon by any person other than you without our specific prior approval thereof in writing save that this opinion may be filed as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and we also consent to the references made to us in the Registration Statement under the caption “Taxation-Japanese Taxation”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,

MORI HAMADA & MATSUMOTO

By :	/s/ Hideki Matsui
Hideki Matsui